For Immediate Release           Contact:        Frank Garrison
                                                Insignia Financial Group, Inc.
                                                (615) 783-1000

               INSIGNIA FINANCIAL GROUP COMPLETES ACQUISITION OF
         BARNES, MORRIS, PARDOE & FOSTER, LEADING WASHINGTON, D.C. AREA
                          COMMERCIAL SERVICES PROVIDER

     Washington,  D.C., Nov. 18, 1997 -- Insignia  Financial Group,  Inc. (NYSE:
IFS) today announced that it has completed its previously-announced acquisition of Barnes, Morris, Pardoe & Foster, one of the leading commercial real estate services firms in the greater Washington, D.C. area. The purchase price was not disclosed.

     The acquisition is another key move for Insignia in the ongoing development of its nationwide commercial operations, significantly enhancing its transactional and management capabilities in the country's second-largest commercial real estate market.

     "Barnes  Morris  represents  another  building  block  in  our  acquisition program. It fits precisely with our strategy of integrating into our organization the finest independent service-providers in order to create a seamless, high-quality delivery system capable of meeting virtually any real estate requirement on a national and international basis," said Andrew L.
Farkas, President, Chairman and Chief Executive Officer of Insignia Financial Group.

     "We regard Barnes Morris as the Edward S. Gordon Company of the Washington marketplace. It enjoys a strong position in key service lines, including tenant representation, management, consulting and investment sales," he added. "There will be tremendous advantages in pairing Barnes Morris with our other full-service commercial operations, including Insignia/ESG in New York, Insignia/FC&S in Chicago and others."

     Barnes Morris is Insignia's  tenth  acquisition  thus far in 1997,  and its sixth in the commercial arena. "We continue to adhere to a strict pricing discipline while pursuing acquisitions," Mr. Farkas added. "All the transactions executed this year fall well within our investment parameters. We offer other companies a unique formula with respect to the creation of a fully-integrated, global real estate services provider. This advantage actively aids our acquisition program."

     Founded in 1961, Barnes Morris has annual revenues in excess of $24 million generated from four Washington area offices. The company provides services for stellar corporate clients, including the Bureau of National Affairs, the largest private employer in Washington, D.C., COMSAT Corporation, Host Marriott
Services, Oracle Corporation and Watson Wyatt Worldwide, and is one of the region's largest third-party managers of commercial properties. Its total portfolio, when combined with Insignia's existing properties in the region, totals nearly 10 million sq. ft.

     Certain items discussed in this press release may contain forward-looking statements within the meaning of the Private Securities Reform Act of 1995 (the "Reform Act") and as such, may involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to differ materially from the results, performance or achievements expressed or implied by such forward-looking statements, including a change in the climate for acquisitions the Company has been making, a downturn in the projected business of Barnes Morris or the Company's other business units. Such forward-looking statements speak only as of the date of this press release.

     The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

     Insignia Financial Group, Inc. is a fully-integrated real estate services company based in Greenville, SC. Insignia is the largest manager of multi-family residential properties in the U.S., and is among the largest managers of commercial properties. Since commencing operations in 1990, Insignia has grown to provide services for 2,600 properties located in over 500 cities in 48 states and overseas. Its portfolio includes 290,000 residential units (including cooperative and condominium units) and more than 160 million sq. ft. of office, retail and commercial space.

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